EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements on Form S-8, previously filed by NB&T Financial Group, Inc. on March 23, 1995, of our report dated February 4, 2005 on our audit of the consolidated financial statements of NB&T Financial Group, Inc., as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 which report and financial statements are contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and 2003.

/s/ BKD, LLP
BKD, LLP

Cincinnati, Ohio

March 15, 2005

58